UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 31, 2017

Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)

104 S. Michigan Ave., Suite 900
Chicago, IL 60603
(Address of Principal Executive Offices)

(312) 489-5800
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into A Material Definitive Agreement.

Indenture

On May 31, 2017, Coeur Mining, Inc. (the “Company”) completed an offering of $250 million in aggregate principal amount of its 5.875% Senior Notes due 2024 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes are governed by an Indenture, dated as of May 31, 2017 (the “Indenture”), among the Company, as issuer, certain of the Company’s subsidiaries named therein, as guarantors thereto (the “Guarantors”), and The Bank of New York Mellon, as trustee (the “Trustee”).  The Indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The description of the Indenture and the Notes in this report are summaries only and are qualified in their entirety by the terms of the Indenture and the Notes, respectively.

The Company intends to use the net proceeds from the offering of the Notes (i) to pay the purchase price and tender premium for the $118,075,000 aggregate principal amount of the Company's outstanding 2021 Notes (the “2021 Notes”) that were validly tendered by holders (and not validly withdrawn) and accepted by the Company for purchase pursuant to the Company's concurrent Tender Offer (as described below), (ii) to pay the redemption price to redeem the $59,922,000 aggregate principal amount of 2021 Notes that were not so tendered (as described below) and (iii)  to pay the fees and expenses in connection with the offering of the Notes, the concurrent Tender Offer and the redemption of the 2021 Notes. The Company intends to use any excess proceeds for general corporate purposes.

The Notes are the Company’s unsecured senior obligations and rank equally in right of payment with all of its existing and future unsecured senior debt and rank senior in right of payment to all of its existing and future subordinated debt. The Notes are effectively subordinated to any of the Company’s existing and future secured debt to the extent of the value of the assets securing such debt. Initially, the Company’s obligations under the Notes are jointly and severally guaranteed by the all of the Company’s wholly-owned domestic subsidiaries that are restricted subsidiaries and not immaterial subsidiaries. In addition, each of the Company’s restricted subsidiaries that guarantees other indebtedness that exceeds $20.0 million aggregate principal amount, will be required to guarantee the Notes in the future. The guarantees rank equally in right of payment to all of the Guarantors’ existing and future unsecured senior debt and senior in right of payment to all of the Guarantors’ existing and future subordinated debt. The guarantees are effectively subordinated to any of the Guarantors’ existing and future secured debt to the extent of the value of the assets securing such debt. The Notes are also structurally subordinated to the liabilities of subsidiaries of the Company that have not guaranteed the Notes.

The Notes bear interest at a rate of 5.875% per year from the date of issuance.  Interest on the Notes is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2017. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding May 15 and November 15.  In certain circumstances the Company may be required to pay additional interest.

At any time prior to June 1, 2020, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) a make-whole premium as of the date of redemption, plus (iii) accrued and unpaid interest and additional interest, if any, thereon, to the date of redemption. In addition, the Company may redeem some or all of the Notes on or after June 1, 2020, at redemption prices set forth in the Indenture, together with accrued and unpaid interest. At any time prior to June 1, 2020, the Company may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the Notes, including any permitted additional Notes, at a redemption price equal to 105.875% of the principal amount.

Upon the occurrence of a Change of Control (as defined in the Indenture), unless the Company has exercised its right to redeem the Notes, each holder of Notes will have the right to require the Company to repurchase all or a portion of such holder’s Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

If the Company or its restricted subsidiaries sell assets under certain circumstances specified in the Indenture and do not use the proceeds for certain specified purposes, the Company must offer to use certain net proceeds therefrom to repurchase the Notes and other debt that ranks equal in right of payment to the Notes on a pro rata basis. The purchase price of the Notes will be equal to the 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the applicable date of repurchase.

The Indenture contains covenants that, among other things, limit the Company’s ability under certain circumstances to incur additional indebtedmess, pay dividends or make other distributions or repurchase or redeem capital stock, prepay, redeem or repurchase certain debt, make loans and investments, create liens, sell, transfer or otherwise dispose of assets, enter into transactions with affiliates, enter into agreements restricting the Company's subsidiaries' ability to pay dividends and impose conditions on the Company’s ability to engage in mergers, consolidations and sales of all or substantially all of its assets.

The Indenture also contains certain “Events of Default” (as defined in the Indenture) customary for indentures of this type. If an Event of Default has occurred and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Notes to be due and payable.

Registration Rights Agreement

In connection with the sale of the Notes, the Company entered into a Registration Rights Agreement, dated as of May 31, 2017 (the “Registration Rights Agreement”), with the Guarantors and Goldman Sachs & Co. LLC, as initial purchaser of the Notes.  Under the Registration Rights Agreement, the Company and the Guarantors have agreed, to (i) file a registration statement (the “Exchange Offer Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) with respect to a registered offer (the “Exchange Offer”) to exchange the Notes for new notes of the Company having terms substantially identical in all material respects to the Notes (the “Exchange Notes”), (ii) to use their commercially reasonable efforts to cause the Exchange Offer to be completed on or prior to November 27, 2017 and (iii) to commence the Exchange Offer and use their commercially reasonable efforts to issue on or prior to 35 business days, or longer, if required by applicable securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, the Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer.

If the Exchange Offer is not consummated, under certain circumstances and within specified time periods, the Company and the Guarantors are required to file a shelf registration statement (the “Shelf Registration Statement”) covering resales of the Notes, use their commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective and to keep the Shelf Registration Statement effective until such time as the Notes cease to be registrable securities.

Subject to certain limitations, the Company and the Guarantors will be required to pay the holders of the Notes special interest on the Notes if (i) the Exchange Offer is not completed on or prior to November 27, 2017, (ii) the Company and the Guarantors fail to file any Shelf Registration Statement required by the Registration Rights Agreement on or before the date specified for such filing, (iii) any such Shelf Registration Statement is not declared effective by the SEC prior to the date specified for such effectiveness, (iv) the Company and the Guarantors fail to consummate the Exchange Offer within 35 business days after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, or (v) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of registrable securities during specified time periods.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary only and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure contained in Item 1.01 above, which is incorporated herein by reference.

Item 8.01.	Other Events.

On May 19, 2017, the Company commenced a cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding 2021 Notes.  On May 31, 2017, the Company received and purchased the $118,075,000 aggregate principal amount of the 2021 Notes validly tendered in the Tender Offer.

On May 31, 2017, the Company issued an irrevocable notice of redemption to redeem the $59,922,000 aggregate principal amount of 2021 Notes that remain outstanding following the consummation of the Tender Offer. The 2021 Notes will be redeemed pursuant to the redemption provisions of the indenture governing the 2021 Notes at a redemption price equal to 103.938% of the principal amount redeemed, plus any accrued and unpaid interest to the redemption date of June 30, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description
Exhibit 4.1	Indenture, dated May 31, 2017, among Coeur Mining, Inc., as issuer, certain subsidiaries of Coeur Mining, Inc., as guarantors thereto, and The Bank of New York Mellon, as trustee.
Exhibit 4.2	Registration Rights Agreement, dated May 31, 2017, among Coeur Mining, Inc., certain subsidiaries of Coeur Mining, Inc., and Goldman Sachs & Co. LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

Date: May 31, 2017	By:	/s/ Peter C. Mitchell
	Name:	Peter C. Mitchell
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
Exhibit 4.1	Indenture, dated May 31, 2017, among Coeur Mining, Inc., as issuer, certain subsidiaries of Coeur Mining, Inc., as guarantors thereto, and The Bank of New York Mellon, as trustee.
Exhibit 4.2	Registration Rights Agreement, dated May 31, 2017, among Coeur Mining, Inc., certain subsidiaries of Coeur Mining, Inc., and Goldman Sachs & Co. LLC.